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                                                                   EXHIBIT 11(B)
Law Offices
BALLARD SPAHR ANDREWS & INGERSOLL
300 East Lombard Street, 19th Floor
Baltimore, Maryland 21202-3268
410-528-5600
Fax: 410-528-5650
LAWYERS@BALLARDSPAHR.COM


                               December 16, 1997

Mr. John H. Gardner, Jr.
Managing Director
Security Capital (US) Management
 Group, Incorporated
11 South LaSalle Street, 2nd Floor
Chicago, IL 60603

     Re:  Security Capital U.S. Real Estate
          Shares Incorporated
          Registration Statement on Form N-1A
          (File Nos. 333-20649 and 811-8033)

Ladies and Gentlemen:

     We hereby consent to the use of the name of our firm in the above-referenced Registration Statement, and all amendments thereto, under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                              Very truly yours,

                              /s/ Ballard Spahr Andrews & Ingersoll